UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013 (May 14, 2013)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 14, 2013. At the Annual Meeting, the Company’s stockholders approved the four proposals, one of which is non-binding, which are described in detail in the Company’s definitive proxy statement dated April 8, 2013 (“Definitive Proxy”). Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1 – Election of ten directors to serve until the next annual meeting of stockholders.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jerald L. Pullins	10,399,960	40,101	979,221
Christopher J. Reading	10,174,910	265,151	979,221
Lawrance W. McAfee	9,623,105	816,956	979,221
Daniel C. Arnold	10,178,133	261,928	979,221
Mark J. Brookner	10,179,083	260,978	979,221
Harry S. Chapman	10,404,180	35,881	979,221
Bernard A. Harris, Jr	10,404,180	35,881	979,221
Marlin W. Johnston	10,178,133	261,928	979,221
Regg E. Swanson	10,176,118	263,943	979,221
Clayton K. Trier	10,403,980	36,081	979,221

Proposal 2 – Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
10,336,278	98,944	4,839	979,221

Proposal 3 – Approval of an amendment to the Amended and Restated 2003 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 1,250,000 to 1,750,000 and to amend the definition of “change of control” (the “Amendment”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,712,185	724,813	3,063	979,221

Proposal 4 – Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Votes For	Votes Against	Votes Abstaining
11,079,874	336,620	2,788

With respect to the election of directors and approval of the Amendment, broker non-votes were not treated as a vote for or against any particular nominee or the Amendment and did not affect the outcome of the election of directors or the approval of the Amendment. With respect to the advisory vote to approve named executive officer compensation, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 14, 2013	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)